EXHIBIT 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by referenc in the Company's Registration Statements on Form S-8 (Nos. 2-96616, 33-677, 2-83297, 33-17875,
33-25396,  33-25674,  33-19911,  333-02033)  of  our report dated May 23, 1997 appearing on page 12 of the Ralston Purina Company Savings Investment Plan's Annual Report on Form 11-K for the year ended December 31, 1996.



PRICE  WATERHOUSE

St.  Louis,  Missouri
June  27,  1997